Exhibit 99.1
SKILLED HEALTHCARE GROUP
ANNOUNCES NEW APPOINTMENT TO BOARD OF DIRECTORS
FOOTHILL RANCH, Calif.—(BUSINESS WIRE)—Feb. 11, 2008—Skilled Healthcare Group, Inc. (NYSE:SKH) today announced the appointment of Bernard Puckett to the Board of Directors. Mr. Puckett joins the Board as an independent director and as a member of the Audit Committee and the Compensation Committee. His appointment was effective February 6, 2008.
Mr. Puckett was formerly Chairman of the Board of Openwave Systems from October 2002 until September 2007. Openwave Systems is the worldwide leader in open IP-based communication infrastructure software and applications to the wireless communications industry. He previously served as Senior Vice President of Strategy and Business Development for IBM, where he held key positions in sales and marketing, technology management, finance and general management. He was also President and CEO of IBM’s mainframe business, a $13 billion operation with 15,000 employees around the world. As General Manager of the Application Solutions Group, he founded the IBM Consulting Group and ISSC, IBM’s outsourcing services arm.
Mr. Puckett was formerly President and CEO of Mobile Telecommunication Technologies (MTEL) and SKYTEL Paging. He currently serves on the Board of Directors of IMS Health, the leading provider of information to the pharmaceutical industry, and Direct Insite Corporation, a global provider of electronic invoice presentment and payment.
Commenting on the appointment, Boyd Hendrickson, Chairman and CEO of Skilled Healthcare Group, said, “We are very pleased to welcome Bernard Puckett to our Board of Directors. He has an outstanding reputation as a business leader and advisor, and his extensive management experience in finance, strategic planning and business development will be a great asset to Skilled Healthcare.”
Mr. Puckett noted, “I am pleased to be working with the Company at such an exciting time in its history. I believe Skilled Healthcare Group has established a leadership position among providers of long-term care, rehabilitation and hospice services, and I look forward to helping the Company build on its success in this rapidly growing market.”
About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc. subsidiaries operate skilled nursing and assisted living facilities as well as providing rehabilitation therapy and hospice services, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. More information about Skilled Healthcare Group is available at its Web site — www.skilledhealthcaregroup.com.

Skilled Healthcare Announces New Appointment to Board of Directors
February 11, 2008

Forward-Looking Statements
This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements include the statements made by Mr. Hendrickson and Mr. Stephens and other statements that contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions of Skilled Healthcare Group, Inc. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).
Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.
Contact:
Jeff Elliott
Halliburton Investor Relations
(972) 458-8000